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Exhibit 99.01

Northern States Power Company Cautionary Factors

    The Private Securities Litigation Reform Act of 1995 (the Act) provides a new "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation providing those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been and will be made in written documents and oral presentations of Northern States Power Company (NSP). Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used in NSP's documents or oral presentations, the words "anticipate", "estimate", "expect", "objective", "possible", "potential" and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause NSP's actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

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  Economic conditions, including inflation rates and monetary fluctuations;

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  Trade, monetary, fiscal, taxation and environmental policies of governments, agencies and similar organizations in geographic areas where NSP has a financial interest;

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  Customer business conditions, including demand for their products or services and supply of labor and materials used in creating their products and services;

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  Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;

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  Availability or cost of capital such as changes in: interest rates; market perceptions of the utility industry, NSP or any of its subsidiaries; or security ratings;

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  Factors affecting utility and nonutility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel, nuclear fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; nuclear or environmental incidents; or electric transmission or gas pipeline system constraints;

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  Employee workforce factors, including loss or retirement of key executives, collective bargaining agreements with union employees, or work stoppages;

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  Increased competition in the utility industry, including: industry restructuring initiatives; transmission system operation and/or administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the industry; retail wheeling; a new pricing structure; and former customers entering the generation market;

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  Rate-setting policies or procedures of regulatory entities, including environmental externalities, which are values established by regulators assigning environmental costs to each method of electricity generation when evaluating generation resource options;

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  Nuclear regulatory policies and procedures, including operating regulations and spent nuclear fuel storage;

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  Social attitudes regarding the utility and power industries;

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  Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;

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  Technological developments that result in competitive disadvantages and create the potential for impairment of existing assets;

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  Factors associated with nonregulated investments, including conditions of final legal closing, foreign government actions, foreign economic and currency risks, political instability in foreign countries, partnership actions, competition, operating risks, dependence on certain suppliers and customers, domestic and foreign environmental and energy regulations;

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  Most of the current project investments made by NSP's subsidiary NRG Energy, Inc. (NRG) consist of minority interests, and a substantial portion of future investments may take the form of minority interests, which limits NRG's ability to control the development or operation of the project;

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  Regulatory delays or conditions imposed by regulatory agencies in approving the proposed merger with NCE;

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  Factors associated with Y2K compliance that might cause material differences from the expectations disclosed include, but are not limited to, the availability of key Y2K personnel, NSP's ability to locate and correct all relevant computer codes, the readiness of third parties, and NSP's ability to respond to unforeseen Y2K complications. Such material differences could result in, among other things, business disruptions, operational problems, financial loss, legal liability and similar risks;

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  Other business or investment considerations that may be disclosed from time to time in NSP's Securities and Exchange Commission filings or in other publicly disseminated written documents.

NSP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors pursuant to the Act should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by NSP prior to the effective date of the act.

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Northern States Power Company Cautionary Factors